UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2010

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	20-4743916
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2010, Kennedy-Wilson Holdings, Inc. (the “Company”) entered into a 6.0% Convertible Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Fairfax Financial Holdings Limited (“Fairfax”) for the issuance and sale in a private placement of up to 100,000 shares of Series A Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”), at purchase price of $1,000 per share (the “Offering”).

On May 21, 2010, the Company completed an initial closing of the Offering and sold and issued to certain affiliates of Fairfax 91,594 shares of Series A Preferred Stock for a total purchase price of $91,594,000. The Company intends to use the net proceeds of the Offering to finance the acquisition of real estate and real estate related investments, repay outstanding indebtedness and for other general corporate purposes. The Company anticipates that the remaining 8,406 shares of Series A Preferred Stock subject to the Offering will be sold and issued on or about June 7, 2010.

In accordance with the terms of the Purchase Agreement, on May 18, 2010, the Company also entered into a Registration Rights Agreement with Fairfax. Under the Registration Rights Agreement, the holders of the Series A Preferred Stock have certain demand and piggy-back registration rights with respect to the Series A Preferred Stock and the shares of common stock of the Company issuable upon conversion of the Series A Preferred Stock.

The Series A Preferred Stock has the rights, privileges, preferences and restrictions set forth in the Certificate of Designation (the “Certificate of Designation”) filed by the Company with the Secretary of State of the State of Delaware on May 19, 2010.

Under the Certificate of Designation, prior to May 19, 2015, each share of Series A Preferred Stock is convertible, at the option of the holder at any time, into approximately 81 shares of common stock, subject to adjustment under certain circumstances. On May 19, 2015, each outstanding share of Series A Preferred Stock will automatically be converted into shares of common stock.

Cumulative dividends on the Series A Preferred Stock accrue at an annual rate of 6% of the purchase price. The dividends are payable quarterly in arrears.

Subject to limited exceptions, holders of the Series A Preferred Stock will have no voting or management rights. The Certificate of Designation contains customary anti-dilution protection.

The above descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the Certificate of Designation, which are attached hereto as Exhibits 10.1, 10.2 and 3.1, respectively, and incorporated by reference herein.

On May 18, 2010, the Company issued a press release regarding the Company and Fairfax entering into the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K shall not be deemed an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Series A Preferred Stock were offered and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation

10.1	6.0% Convertible Series A Preferred Stock Purchase Agreement

10.2	Registration Rights Agreement

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated: May 21, 2010	By:	/s/ FREEMAN A. LYLE
	Name:	Freeman A. Lyle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation

10.1	6.0% Convertible Series A Preferred Stock Purchase Agreement

10.2	Registration Rights Agreement

99.1	Press Release